EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of Embrex, Inc. for the registration of 65,898 shares of its common stock and to the incorporation by reference therein of our report dated March 19, 1997, with respect to the consolidated financial statements of Embrex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                               Ernst & Young LLP

Raleigh, North Carolina
July 17, 1997